INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT ("Agreement") is made as of June 1, 2000, by and between B.C. Pictures Ltd. ("BC"). and INFe-Relations, Inc. ("INFE") (individually or collectively referred to herein as "Party" or "Parties" respectively).

NOW, THEREFORE, It is mutually agreed by and between the Parties hereto as follows:

1. PURPOSE

INFE, as principal, and BC, as independent contractor, hereby enter into this Agreement for the purpose of making a television pilot currently entitled "INFe Bulletin Board", along with associated materials described on the attached Schedule A, which shall include but not be limited to CD-ROM's, printed materials, audio and video cassettes, for three companies (collectively the "Program"). The Program, copyrights associated with the Program and any other underlying and ancillary rights associated with the Program are hereinafter referred to as the "Property". Subject to BC being on budget and INFE's clients being satisfied with the quality of BC's work, BC shall be granted an option to continue to produce the Program for one year. Subject to BC continuing to be on budget and producing Programs to the overall satisfaction of INFE's clients, such option shall renew for successive one year periods. If this Agreement is extended beyond the pilot Program, the parties shall develop a cash flow, profit measurement and distribution schedule.

2. TERM

The term of the Agreement shall commence as of the date first written above and, unless sooner terminated in accordance with the provisions hereof, or extended by mutual agreement of the Parties, shall terminate after production of the first Program ("Term").

3. SERVICES

INFE will use its best efforts to sign agreements with three companies that will be featured in the production of the Program ("Featured Companies") as well as sponsors for the Program. The choice of which companies, if any, to sign is at the complete discretion of INFE. Upon INFE's signing of Agreements with three Featured Companies, INFE will request BC to commence production of the Program according to the budget provided to INFE by BC. BC will be responsible for all aspects of producing the Program. BC will also be responsible for overseeing the physical production of tapes, CD-ROM's and other materials for delivery to INFE and INFE's client companies.

Neither party shall incur any debts or other obligations in the name of the other beyond the scope of this Agreement it being understood and agreed that the Parties are entering into this Agreement as an independent contracting agreement and nothing herein shall be construed as entitling one Party to act as an agent of the other. INFE provides no benefits to BC. BC is responsible for payment of its own federal, state and local income taxes.

4. RIGHTS/TITLE

The Property, as well as all intangible rights, including, without limitation, all copyrights, trade names and trademarks in and to the Program and all other forms of use of the Property, and all ancillary merchandising, music and book publishing rights, and all other rights, shall be owned by and title held in the name of INFE. INFE shall have the exclusive right to use, exploit, market, advertise, publicize, distribute and sub-distribute the Program throughout the world. INFE shall have the right to assign any and all of its rights to the Program and its elements and properties, and the results and proceeds derived therefrom to any person, firm or corporation.


          Exhibit 10.10 - Pg. 2


5. BUDGET PROCESS

Immediately upon the signing of this Agreement, BC shall prepare and submit a budget for the production of the Program, including the additional items listed on the attached Schedule A, for approval by INFE in its sole discretion. Such budget shall be attached to this Agreement as Schedule B and shall contain fees for the BC line producers of the Program, currently expected to be Doug Babcock and Kevin Cable. BC shall be responsible for paying any overages other than those outside of its control or as requested by INFE. Upon BC's receipt of a change orders by INFE's client(s) or by INFE, BC shall submit an estimate of the costs of such requested changes, and upon INFE's approval shall institute the change order. Other than unapproved overages, BC shall not be obligated to make any financial contributions for production of the Program. Any capital expenditures made from the budget of the Program shall be the property of INFE. INFE shall advance production funds to BC on a schedule to be agreed upon by the parties. Upon completion of the Program and the payment of all expenses related thereto, INFE agrees to pay BC 20% of the net pre-tax profits from the production of the Program. If INFE received part of its payment in stock and such stock is part of the profit of the program, then part or all of such 20% shall be paid to BC as its share of the profits. At all times during the term of this Agreement BC shall keep or cause to be kept books and records for all expenses and commitments related to the Program and as soon as reasonably practical after production of the Program will supply to INFE a full and accurate accounting of such expenses and commitments.

6. WARRANTIES, INDEMNIFICATION

Each Party hereby warrants and represents to the other that it has the right and capacity to enter into this Agreement. Each Party also hereby indemnifies and holds harmless the other Party from and against any and all claim, liabilities, damages and costs (including but not limited to reasonable attorneys' fees and court costs) arising from any breach by such Party of any representation, warranty or agreement made by such Party hereunder. BC shall be responsible for obtaining liability and errors and omissions insurance for production of the Program and will have INFE added as an additional named. BC shall provide to INFE a certificate evidencing the insurance. Such costs shall be a line item in the budget.

7. TERMINATION

This Agreement shall be terminated upon the first to occur of the following:

      (i)   The expiration of the Term.

      (ii)  Mutual agreement of the Parties

      (ii)  Operation of law

      (iii) Material breach of this Agreement by any Party, which breach is not cured within fifteen (15) days after written notice thereof from the non-defaulting Party, provided, however, it is understood that only the non-defaulting Party shall have the right to terminate the Agreement pursuant to this Clause. Such termination shall not release the defaulting Party from any obligations or liabilities to the other Party, whether pursuant to the provisions of this Agreement or at law or in equity.

8. OTHER

      (i) Decisions: INFE shall have the authority and control over all financial, legal matters and all other matters in connection with the Program; however, creative matters will be handled by BC on a day-today basis. Should a dispute arise as to a creative matter, INFE's opinion will prevail. BC and INFE shall use their best efforts for distribution of the Program.

      (ii) Credits: The Parties shall receive equal credit for producing the Program

      (iii) Notices: All such notices which any Party is required or may desire to serve hereunder shall be in writing and shall be served by personal delivery to the other parties or by prepaid registered or certified mail addressed to the parties at their respective addresses as set forth below, or at such other address as the Parties may from time to time designate in writing:


          Exhibit 10.10 - Pg. 3


            B.C. Pictures Ltd.
            1500 Cypress Creek Rd. Suite 103
            Ft. Lauderdale Florida 33309

            INFE-Relations, Inc.
            8000 Towers Crescent Drive
            Suite 640
            Vienna VA 22182

(d) Arbitration: Any controversy or dispute arising out of or relating to the Agreement or the breach or alleged breach of any provision of this Agreement shall be settled by arbitration in Fort Lauderdale, Florida, in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing party in any such arbitration shall be entitled to recover from the other party reasonable attorneys' fees and costs incurred in connection therewith. The determination of the arbitrator in such proceeding shall be final, binding and non-appealable.

(e) Venue: This agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Virginia applicable to agreements executed and to be wholly performed within such state and the Parties hereto agree that the venue for any suits brought pursuant to this Agreement shall be solely in either the Circuit Court of Fairfax County or the District Court for the Eastern District of Virginia located in Alexandria.

(f) Guilds/Unions: Nothing contained in this Agreement shall be construed so as to require the commission of any act or the payment of any compensation, which is contrary to law or to require the violation of any guild or union agreement applicable, hereto which may, from time to time, be in effect and by its terms controlling of this Agreement. If there is any conflict between any provision of this Agreement and any such applicable law or guild or union agreement and the latter shall prevail, then the provisions of this Agreement affected shall be modified to the extent (but only to the extent) necessary to remove such conflict and permit such compliance with law or guild or union agreement.

(g) Sole Agreement: This Agreement contains the sole and only agreement of the Parties relating to the Program and correctly sets for the rights, duties and obligations of each to the other as of its date. Any prior agreements, promises, amendments, negotiations or representations not expressly set forth in this Agreement are of no force and effect. This Agreement may not be amended or changed except by a written instrument duly executed by each of the Parties.

IN WITNESS WHEREOF, this Agreement is effective as of the date first above written.

B.C. Pictures, Ltd.



By: /s/ Douglas C. Babcock                       6/9/00
   ----------------------------------
Name:
Its: President/CEO



INFe-Relations, Inc.

By: /s/ T M Richfield
   ----------------------------------            6/9/00
Name: Thomas M. Richfield
Its: President and CEO